CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Mutual Fund Series Trust. Such reference appears in the KF Griffin Blue Chip and Covered Call Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm.”

BBD, LLP

Philadelphia, Pennsylvania

October 3, 2013